Exhibit 10.18

SPACE APPRENTICES ENTERPRISE INC.

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT is entered into as of November 1, 2018, by SPACE APPRENTICES ENTERPRISE INC., a Delaware corporation (the “Company”), and MIKHAIL KOKORICH (the “Purchaser”).

RECITALS

WHEREAS, the parties entered into a Stock Transfer Agreement dated as of March 18, 2018 (the “Stock Transfer Agreement”), pursuant to which the Purchaser acquired 50,000,000 Shares of the Company’s Common Stock (the “Original Purchased Shares”), for $0.003 per share, each of the foregoing on an after stock-split basis; and

WHEREAS, pursuant to the Stock Transfer Agreement, the Original Purchased Shares are currently fully vested and not subject to repurchase by the Company; and

WHEREAS, pursuant to an Exchange Agreement by and between the Company and the Purchaser, dated on or about the date hereof, 80% of the Original Purchased Shares, 40,000,000 Shares, were reconstituted into shares of the Company’s Class B Common Stock (the “Class B Purchased Shares”) and 20% of the Original Purchased Shares, 10,000,000 Shares, were reconstituted into shares of the Company’s FF Preferred Stock (the “FF Preferred Purchased Shares” and together with the Class B Purchased Shares, the “Purchased Shares”); and

WHEREAS, in order to induce the Company to enter into a sale of shares of its Preferred Stock to certain investors, the Purchaser hereby agrees to the imposition of contractual restrictions with respect to the Class B Purchased Shares, and the Purchaser and the Company hereby agree that this Agreement shall govern the right of the Company to repurchase the Class B Purchased Shares in certain circumstances;

WHEREAS, the FF Preferred Purchased Shares shall be fully-vested; and

WHEREAS, capitalized terms not defined above are defined in Section 8 of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

Section 1. RIGHT OF REPURCHASE.

(a) Scope of Repurchase Right. The FF Preferred Purchased Shares shall be fully vested and shall not be Restricted Shares. Until they vest in accordance with Subsection (b) below, the Class B Purchased Shares shall be Restricted Shares and shall be subject to the Company’s Right of Repurchase. The Company may exercise its Right of Repurchase only during the Repurchase Period following the termination of the Purchaser’s Service, and shall be deemed to have automatically exercised the Right of Repurchase in accordance with Subsection (d) below, unless the Company provides notice to the holder of the Restricted Shares that it will not be exercising its Right of Repurchase. The Company may exercise its Right of Repurchase only with respect to the portion of the Restricted Shares that has not vested in accordance with Subsection (b) below. If the Right of Repurchase is exercised, the Company shall pay the Purchaser an amount equal to the Repurchase Price for each of the Restricted Shares being repurchased.

(b) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to 1/48th of the Class B Purchased Shares when the Purchaser completes each month of continuous Service from the Vesting Commencement Date. In addition, the following rules shall apply if the Company is subject to a Change in Control before the Purchaser’s Service terminates:

If the Purchaser is subject to an Involuntary Termination within 12 months after the Change in Control, then Right of Repurchase shall lapse with respect to 100% of any remaining Restricted Shares.

(c) Restricted Shares Held. Upon execution of this Agreement, the Restricted Shares, and any certificate(s) for the Restricted Shares (whether electronic or otherwise), shall be held by the Company in escrow in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below that are Restricted Shares in accordance herewith shall immediately be delivered to the Company to be held in escrow. All ordinary cash dividends on Restricted Shares (or on other securities held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or the Right of First Refusal or (ii) released to the Purchaser to the extent that the Shares have ceased to be Restricted Shares.

(d) Exercise of Repurchase Right. The Company shall be deemed to have exercised its Right of Repurchase automatically for all Restricted Shares as of the commencement of the Repurchase Period, unless the Company during the Repurchase Period notifies the holder of the Restricted Shares pursuant to Section 6 that it will not exercise its Right of Repurchase for some or all of the Restricted Shares. The Company shall pay to the holder of the Restricted Shares the Repurchase Price for the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Purchaser in the purchase of the Restricted Shares. The certificate(s) representing the Restricted Shares being repurchased shall be released from escrow and promptly delivered to the Company.

(e) Termination of Rights as Stockholder. If the Right of Repurchase is exercised in accordance with this Section 1 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 1, whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.

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(f) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall continue to the existing vesting schedule set forth herein. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of Repurchase may be exercised by the Company’s successor in accordance with the terms of this Agreement.

(g) Transfer of Restricted Shares. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company’s written consent, except for Permitted Transfers, provided that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Restricted Shares in accordance with this Section 1(g), then this Agreement shall apply to the Transferee to the same extent as to the Purchaser.

(h) Assignment of Repurchase Right. With the approval of the Board of Directors, the Company may freely assign the Company’s Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company’s rights and obligations under this Section 1.

(i) Part-Time Employment and Leaves of Absence. If the Purchaser commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in Subsection (b) above. If the Purchaser goes on a leave of absence, then the Company may adjust the vesting schedule set forth in Subsection (b) above in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue while the Purchaser is on a bona fide leave of absence, if (i) such leave was approved in advance by the Company in writing and (ii) continued crediting of Service is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Purchaser immediately returns to active work.

Section 2. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Purchaser proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares, or any interest in Purchased Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Purchased Shares. If the Purchaser desires to transfer Purchased Shares, the Purchaser shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by the Purchaser and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. The Company shall have the right to purchase all, and not less than all, of the Purchased Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

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(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after receiving the Transfer Notice, the Purchaser may, not later than 90 days after the Company received the Transfer Notice, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the same terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Purchased Shares on the terms set forth in the Transfer Notice within 60 days after the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Purchased Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Purchased Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Purchased Shares subject to this Section 2 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Purchased Shares subject to this Section 2.

(d) Termination of Right of First Refusal. Any other provision of this Section 2 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Purchaser desires to transfer Purchased Shares, the Company shall have no Right of First Refusal, and the Purchaser shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 2 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a Permitted Transfer, provided that, in either case, the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Purchased Shares, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Purchaser.

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(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be purchased in accordance with this Section 2, then after such time the person from whom such Purchased Shares are to be purchased shall no longer have any rights as a holder of such Purchased Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Purchased Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 2.

Section 3. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. Except as expressly provided herein, the Purchaser may not assign this Agreement or any of its rights or obligations hereunder without prior written consent of the Company.

Section 4. NO RETENTION RIGHTS.

Nothing in this Agreement shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his Service at any time and for any reason, with or without Cause.

Section 5. LEGEND.

All certificates evidencing Class B Purchased Shares shall bear the following legend (in addition to any legend(s) required by the Stock Transfer Agreement or applicable law):

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

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Section 6. NOTICE.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company in accordance with this Section 6.

Section 7. ENTIRE AGREEMENT.

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

Section 8. CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

Section 9. DEFINITIONS.

(a) “Agreement” shall mean this Stock Restriction Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Cause” shall mean:

(i) An unauthorized use or disclosure by the Purchaser of the Company’s confidential information or trade secrets;

(ii) A material breach by the Purchaser of any agreement between the Purchaser and the Company and, to the extent it is curable by the Purchaser as determined by the Board of Directors, which breach is not corrected by Purchaser within ten (10) days after written notice from the Board of Directors or the Company’s Chief Executive Officer thereof;

(iii) A material failure by the Purchaser to comply with the Company’s written policies or rules and, to the extent it is curable by the Purchaser as determined by the Board of Directors, which failure is not corrected by Purchaser within ten (10) days after written notice from the Board of Directors or the Company’s Chief Executive Officer thereof;

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(iv) The Purchaser’s commission or attempted commission of, or participation in, a fraud, embezzlement, misappropriation or other act of dishonesty against the Company;

(v) The Purchaser’s conviction of, or the entering a plea of guilty or no contest to, any felony or any crime involving moral turpitude;

(vi) The Purchaser’s gross negligence or willful misconduct;

(vii) A failure by the Purchaser to perform assigned duties or comply with a lawful directive of the Board of Directors and, to the extent it is curable by the Purchaser, is not cured within fifteen (15) days after receiving written notification of such failure from the Board of Directors; or

(viii) A failure by the Purchaser to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Purchaser’s cooperation.

(d) “Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the sale, exclusive license or similar disposition of all or substantially all of the Company’s assets or intellectual property or (iii) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

(e) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees.

(f) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(g) “Good Reason” shall mean that the Purchaser resigns as an Employee within 90 days after one of the following conditions has come into existence without his or her consent:

(i) If Purchaser is then an Employee, a reduction in the Purchaser’s base salary by more than 10% (unless such reduction is made in connection with an across the board reduction in base salaries of the Company’s senior executives);

(ii) If Purchaser is then an Employee, a material diminution of the Purchaser’s authority, duties or responsibilities; provided, however, that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring company will not by itself result in a diminution of the Purchaser’s position; or

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(iii) If Purchaser is then an Employee, a relocation of the Purchaser’s principal workplace by more than 40 miles.

A condition shall not be considered “Good Reason” unless the Purchaser gives the Company written notice of such condition within 90 days after such condition comes into existence and the Company fails to remedy such condition within 30 days after receiving the Purchaser’s written notice.

(h) “Involuntary Termination” shall mean the termination of the Purchaser’s Service by reason of:

(i) The involuntary discharge of the Purchaser by the Company (or the Parent or Subsidiary employing him or her) for reasons other than Cause; or

(ii) The voluntary resignation of the Purchaser for Good Reason.

(i) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j) “Permitted Transfer” shall have the meaning ascribed to such term in the Restated Certificate of Incorporation of the Company Incorporation (as it may be amended from time to time).

(k) “Preferred Stock” shall have the meaning ascribed to such term in the Restated Certificate of Incorporation of the Company Incorporation (as it may be amended from time to time).

(l) “Repurchase Period” shall mean a period of 180 consecutive days commencing on the date when the Purchaser’s Service terminates for any reason, including (without limitation) death or disability.

(m) “Repurchase Price” shall mean the greater of (i) $0.003 per share (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) or (ii) the fair market value of a Share at the time of a repurchase of Restricted Shares under this Agreement as determined in good faith by the Board of Directors.

(n) “Restricted Share” shall mean a Purchased Share that is subject to the Right of Repurchase.

(o) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 2.

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(p) “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 1.

(q) “Service” shall mean service of Mikhail Kokorich as an Employee, Consultant or member of the Company’s Board of Directors.

(r) “Share” shall mean one share of Stock.

(s) “Stock” shall mean the Class B Common Stock of the Company.

(t) “Subsidiary” shall mean any corporation (other than the Company) in an If unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u) “Transferee” shall mean any person to whom the Purchaser has directly or indirectly transferred a Class B Purchased Share.

(v) “Vesting Commencement Date” shall mean November 1, 2018.

(Signature Page Follows)

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PURCHASER:	SPACE APPRENTICES ENTERPRISE INC.

/s/ Mikhail Kokorich	By:	/s/ Mikhail Kokorich
Mikhail Kokorich	Name:	Mikhail Kokorich
	Title:	President

SIGNATURE PAGE TO STOCK RESTRICTION AGREEMENT